Exhibit 99.1

Super Micro Computer Announces Selected Preliminary Financial Results

For the Third Quarter of Fiscal Year 2008

SAN JOSE, Calif., April 9, 2008 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced selected preliminary financial results for the third quarter of fiscal year 2008.

Supermicro expects to report net sales ranging between $136.5 million to $137.0 million for the third quarter of fiscal year 2008. This compares to net sales of $105.7 million for the same period of fiscal year 2007 and $136.9 million for the second quarter of fiscal year 2008. The company was forced to delay revenue of $1.4 million from one significant project due to a delay in receipt of CPUs from a major provider. This constraint has now been remedied and approximately $3 million in combined revenue from this project is expected to be recognized in the current quarter.

Supermicro also said it expects to report net income of between $4.5 million to $5.0 million, or between $0.12 and $0.13 per diluted share, for the third quarter of fiscal year 2008, based on an estimated 39 million diluted shares. This compares to net income of $4.1 million, or $0.13 per diluted share, for the same period of fiscal year 2007 and net income of $7.7 million, or $0.20 per diluted share, for the second quarter of fiscal year 2008. This expected net income excludes the expected effect of any impairment charge related to short-term investments in auction rate securities. The company currently is evaluating the impact of these investments on expected net income.

Operating expenses are expected to increase between $1.3 million and $1.8 million on a sequential basis. The primary reason for the increase is additional research and development spending related to expansion of work with partners and to broaden the company’s product line as well as additional general and administrative expenses related to Sarbanes Oxley compliance work of approximately $300,000.

Non-GAAP net income is expected to be between $5.5 and $6.0 million, or diluted earnings per share between $0.14 and $0.16, for the third quarter of fiscal year 2008, compared to non-GAAP net income of $4.5 million, or $0.14 per diluted share, for the same period of fiscal year 2007 and non-GAAP net income of $8.6 million, or $0.22 per diluted share, for the second quarter of fiscal year 2008.

Gross margin for the third quarter of fiscal year 2008 is expected to be between 18.0% and 18.5%, compared to 17.1% in the same period a year ago and 19.9% in the second quarter of fiscal year 2008. Non-GAAP gross margin for the third quarter of fiscal year 2008 is expected to be between 18.1% to 18.6%, compared to 17.2% in the same period a year ago and 20.0% in the second quarter of fiscal year 2008. The change in gross margin sequentially is related to a decrease in the percentage of net sales from server solutions from the prior quarter, aggressive pricing relating to an opportunity to win a new high-profile account with significant future potential, and seasonality.

“Although we expect to report revenue within or very close to our previously announced guidance, as with virtually all companies, during the quarter, we saw increasing signs of oncoming economic weakness. While challenging, this also presents us with potential opportunities as customers and partners look to our research and design capabilities to help provide them with more cost effective solutions. As a result, we have continued to invest in our infrastructure to position the Company for further expansion and profitability. For example, we are currently engaged with a major partner in the development of Itanium based products to support the mission critical enterprise IT solutions, a market in which we have traditionally not participated. While this involves a near term investment in additional engineering, we believe that it is a good investment for the future growth of our business,” said Charles Liang, President and Chief Executive Officer.

The company is scheduled to report final third quarter of fiscal year 2008 financial results on Wednesday, April 30, 2008 at the close of trading. A conference call for all interested parties will be conducted one hour later, with dial-in details to be provided in advance.

Cautionary Statement Regarding Forward Looking Statements

All statements relating to Supermicro’s third quarter of fiscal year 2008 financial performance contained in this news release are preliminary in nature and may change based on the completion of the quarterly closing procedures by the Company’s management and review procedures by Supermicro’s independent registered public accounting firm.

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for X86 and blade servers, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distribution partners, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income (loss) and net income (loss) per share discussed in this press release exclude stock-based compensation expense, the effect of any impairment charge related to our holdings in auction rate securities and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

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